Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-155714 and 333-155799 of The Laclede Group, Inc., on Form S-3 and in Registration Statement Nos. 333-157367, 333-90248, 333-90252, 333-90254, 333-102836, and 333-131830 of The Laclede Group, Inc. on Form S-8 of our reports dated November 20, 2009, relating to the consolidated financial statements and financial statement schedule of The Laclede Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (ASC 740, Income Taxes), effective October 1, 2007, and the effectiveness of The Laclede Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2009.

We also consent to the incorporation by reference in Registration Statement No. 333-141439 of  Laclede Gas Company on Form S-3 of our reports dated November 20, 2009,  relating to the financial statements and financial statement schedule of Laclede Gas Company (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (ASC 740, Income Taxes), effective October 1, 2007, and the effectiveness of Laclede Gas Company’s internal control over financial reporting appearing in Exhibit 99.1 of this Annual Report on Form 10-K of The Laclede Group, Inc. and Laclede Gas Company for the year ended September 30, 2009.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
November 20, 2009